Exhibit 32.1

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Timothy K. Zimmerman, President and Chief Executive Officer and Colleen M. Brown, Senior Vice President and Chief Financial Officer of Standard Financial Corp. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2012 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 10, 2012	/s/ Timothy K. Zimmerman
Date	Timothy K. Zimmerman
President and Chief Executive Officer

May 10, 2012	/s/ Colleen M. Brown
Date	Colleen M. Brown
Senior Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Standard Financial Corp. and will be retained by Standard Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.